POWER OF ATTORNEY



      This statement confirms that the undersigned, Hanspeter Eberhardt, has authorized and designated David Achterkirchen and Stefanie Shaw, each acting individually, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Siliconix incorporated. The authority of each of David Achterkirchen and Stefanie Shaw under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his/her ownership of or transactions in securities of Siliconix incorporated, unless earlier revoked in writing. The undersigned acknowledges that neither of David Achterkirchen nor Stefanie Shaw is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       The undersigned further authorizes David Achterkirchen and Stefanie Shaw, each acting individually, to make any and all applications for filing numbers required by the Securities and Exchange Commission in connection with EDGAR filings on their behalf.


Dated:  As of June 11, 2004



                                          /s/ Hanspeter Eberhardt
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                                          Signature


                                          Hanspeter Eberhardt
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